Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2002 Stock Grant Plan for Outside Directors of Hastings Entertainment, Inc. of our report dated April 17, 2009, with respect to the consolidated financial statements and schedule of Hastings Entertainment, Inc. included in its Annual Report (Form 10-K) for the year ended January 31, 2009, filed with the Securities and Exchange Commission.
/s/ Ernst & Young, LLP
Fort Worth, Texas
September 2, 2009